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                                                                     EXHIBIT 5.1

                             [LETTERHEAD OF GrayCary] TECHNOLOGY'S LEGAL EDGE(R)

May 24, 2002


Extreme Networks, Inc.
3585 Monroe Street
Santa Clara, California 95051

Re:      Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for Extreme Networks, Inc., a Delaware corporation (the "Company"), in connection with registration under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of 3.5% Convertible Subordinated Notes due 2006 (the "Notes"), and the shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company issuable upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain security holders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

         We are of the opinion that the Notes have been duly authorized by the Company and are in the form contemplated by the Indenture dated as of December 5, 2001, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. The Indenture has been duly authorized, executed and delivered by the Company. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.


Sincerely,


/s/ Gray Cary Ware & Freidenrich LLP

Gray Cary Ware & Freidenrich LLP